UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2007 (February 5, 2007)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3427 SW 42nd Way Gainesville, Florida	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (352) 379-0611

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as exhibits.

On February 5, 2007, Quick-Med Technologies, Inc. (the “Company”) and Hanesbrands Inc. (“HBI”) entered into a Development and Exclusive Option Agreement (the “Agreement”) effective as of February 1, 2007. Under the Agreement, the Company granted to HBI an exclusive option (the “Option”) for a period of six months (“Option Period”) to obtain an exclusive license to the Company’s technology relating to certain products produced by HBI (the “License Agreement”). In consideration for the Option, HBI will pay the Company $45,000 every three month period during the Option Period. During the Option Period, HBI will run and complete certain studies, and upon the conclusion of these studies, HBI will provide the Company with notice of the final decision with respect to entering into the License Agreement.

There are no material relationships between the Company or its affiliates and any of the parties to the Agreement, other than with respect to the Agreement.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exh. No.  Description

10.1.       Development and Exclusive Option Agreement by and between Quick Med Technologies, Inc. and Hanesbrands Inc. dated February 5, 2007. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: February 9, 2007
/s/ David Lerner
David Lerner, President